As filed with the Securities and Exchange Commission on May 1, 2002	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	77-0481679
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4th Floor
Windsor Place
22 Queen Street
PO Box HM 1179
Hamilton HM EX
Bermuda
(441) 296-6395

(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Marvell Technology Group Ltd.
Amended and Restated
1995 Stock Option Plan

Marvell Technology Group Ltd.
2000 Employee Stock Purchase Plan

(Full Title of Plan)

Matthew Gloss
Vice President of Business Affairs and
General Counsel
Marvell Semiconductor, Inc.
700 First Avenue
Sunnyvale, California 94089
(408) 222-2500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price	Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee

Common Stock, $0.002 par value	6,428,845 (3)	$38.66	$248,539,147.00	$22,866.00

(1)	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan and set forth in the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of Marvell Technology Group Ltd. common stock, as reported on the Nasdaq National Market on April 26, 2002.

(3)	44,197,398 shares of common stock are issuable under the Amended and Restated 1995 Stock Option Plan. In addition to the 5,928,845 shares registered hereby, 29,500,000 shares of common stock issuable under the Amended and Restated 1995 Stock Option Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-40152) as filed with the Securities and Exchange Commission on June 26, 2000, and 8,768,553 shares of common stock were previously registered under the Registration Statement on Form S-8 (Registration No. 333-55974) as filed with the Securities and Exchange Commission on February 21, 2001. 2,000,000 shares of common stock are issuable under the 2000 Employee Stock Purchase Plan. In addition to the 500,000 shares registered hereby, 1,000,000 shares of common stock issuable under the 2000 Employee Stock Purchase Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-40154) as filed with the Securities and Exchange Commission on June 26, 2000, and 500,000 shares of common stock were previously registered under the Registration Statement on Form S-8 (Registration No. 333-56322) as filed with the Securities and Exchange Commission on February 28, 2001.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INTRODUCTION

           This Registration Statement on Form S-8 is filed by Marvell Technology Group Ltd., a Bermuda corporation (the “Company”), to register an additional 5,928,845 shares of the Company’s common stock, par value $0.002 per share (“Common Stock”), issuable to holders of options issued under the Company’s Amended and Restated 1995 Stock Option Plan and an additional 500,000 shares of Common Stock issuable to employees of the Company and certain of its subsidiaries under the Company’s 2000 Employee Stock Purchase Plan, and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-40152) previously filed by the Company with the Securities and Exchange Commission on June 26, 2000, and the Company’s Registration Statement on Form S-8 (Registration No. 333-55974) previously filed by the Company with the Securities and Exchange Commission on February 21, 2001, each of which relates to the Company’s Amended and Restated 1995 Stock Option Plan, are incorporated herein by reference and made a part hereof, and the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-40154) previously filed by the Company with the Securities and Exchange Commission on June 26, 2000, and the Company’s Registration Statement on Form S-8 (Registration No. 333-56322) previously filed by the Company with the Securities and Exchange Commission on February 28, 2001, each of which relates to the Company’s 2000 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

ITEM 8.   EXHIBITS.

Exhibit No.	Description

5.1	Opinion of Appleby Spurling & Kempe.

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2	Consent of Appleby Spurling & Kempe (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

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SIGNATURES

           Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 30, 2002.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sehat Sutardja Sehat Sutardja President and Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF MARVELL TECHNOLOGY GROUP LTD.

           Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Marvell Technology Group Ltd., has signed this Registration Statement in the City of Sunnyvale, State of California, on April 30, 2002.

By:	/s/ Sehat Sutardja Sehat Sutardja President and Chief Executive Officer

POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints SEHAT SUTARDJA and GEORGE HERVEY his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Sehat Sutardja Sehat Sutardja	Co-Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	April 30, 2002

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Name and Signature	Title	Date

/s/ George Hervey George Hervey	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2002

/s/ Weili Dai Weili Dai	Executive Vice President, Secretary and Director	April 30, 2002

/s/ Pantas Sutardja Pantas Sutardja	Vice President and Director	April 30, 2002

/s/ Diosdado P. Banatao Diosdado P. Banatao	Co-Chairman of the Board	April 30, 2002

/s/ Herbert Chang Herbert Chang	Director	April 30, 2002

/s/ John M. Cioffi John M. Cioffi	Director	April 30, 2002

/s/ Paul R. Gray Paul R. Gray	Director	April 30, 2002

/s/ Ron Verdoorn Ron Verdoorn	Director	April 30, 2002

/s/ Manuel Alba Manuel Alba	Director	April 30, 2002

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Appleby Spurling & Kempe.

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2	Consent of Appleby Spurling & Kempe (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).